Exhibit 23(c)





               Consent of Independent Accountants



 We hereby consent to the incorporation by reference to the Registration Statements on Form S-3 (Nos. 333-29433, 333-47534, 333-87573 and 333-20023) of Old National Bancorp of our report dated January 28, 2000 appearing in this Annual Report on Form 10-K relating to the financial statements of ANB Corporation appearing in Old National Bancorp's Current Report on Form 8-K filed April 19, 2000.

 /s/ Olive LLP

 Olive LLP

 Indianapolis, Indiana
 March 7, 2001